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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 16, 2001 included in Weatherford International, Inc.'s Form 10-K for the year ended December 31, 2000, as amended by Amendment Nos. 1 and 2 to Form 10-K on Forms 10-K/A, and to all references to our Firm included in this Registration Statement.


         /s/  ARTHUR ANDERSEN LLP

         Arthur Andersen LLP


         Houston, Texas
         May 10, 2001